
                                                                         NSAR ITEM 77O

                                                            VK Pennsylvania Quality Municipal Trust
                                                                      10f-3 Transactions

  UNDERWRITING #             UNDERWRITING          PURCHASED FROM     AMOUNT OF SHARES  % OF UNDERWRITING  DATE OF PURCHASE
                                                                         PURCHASED
         1          Virgin Island Public Financing  PaineWebber           1,500,000          0.502%           11/10/99



Underwriting Participants:

Underwriters for #1
-------------------
Morgan Stanley & Co. Incorporated
Roosevelt & Cross